Exhibit 1.1

                     Insured Municipals Income Trust
                       233rd Insured Multi-Series

                             Trust Agreement

                                                    Dated:  July 29, 1998

    This Trust Agreement between Van Kampen Funds Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen Investment Advisory Corp., as Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust, For Van Kampen American Capital Distributors, Inc. Tax-Exempt Trust, Dated March 16, 1995" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

    In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                 Part I


                 Standard Terms and Conditions of Trust

    Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II


                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The Bonds defined in Section 1.01(4), listed in the Schedules hereto, have been deposited in the Trusts under this Trust Agreement.

          (b) The fractional undivided interest in and ownership of the various Trusts represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information__Number of Units" in the related Prospectus Part I.

          (c) The approximate amounts, if any, which the Trustee shall be required to advance out of its own funds and cause to be paid to the Depositor pursuant to Section 3.05 shall be the amount per Unit that the Trustee agreed to reduce its fee or pay Trust expenses set forth in the footnotes in the related Prospectus Part I times the number of units in such Trust referred to in Part II (b) of this Trust Agreement.

         (d) The First General Record Date and the amount of the second distribution of funds from the Interest Account of each Trust shall be the record date for the Interest Account and the amount set forth under "Summary of Essential Financial Information-Estimated Distributions - Initial Distribution" in the related Prospectus Part I.

          (e) The First Settlement Date shall be the date set forth in the footnotes to the "Summary of Essential Financial Information" in the related Prospectus Part I.

          (f) Any monies held to purchase "when issued" bonds will be held in noninterest bearing accounts.

          (g) The Evaluation Time for purpose of sale, purchase or redemption of Units shall be the close of the New York Stock Exchange.

          (h) As set forth in Section 3.05, the Record Dates and Distribution Dates for each Trust are those dates set forth under "Summary of Essential Financial Information - Estimated Distributions" in the related Prospectus Part I.

          (i) As set forth in Section 3.15, the Evaluator's Annual Supervisory Fee shall be that amount set forth in "Summary of Essential Financial Information-Expenses-Evaluator's Supervisory Fee" in Prospectus Part I.

          (j) As set forth in Section 4.03, the Evaluator's Annual Evaluation Fee shall be that amount, and computed on that basis, set forth in "Summary of Essential Financial Information-Expenses-Evaluator's Evaluation Fee" in the related Prospectus Part I

          (k)    The  Trustee's annual compensation as  set  forth  under
     Section 6.04, under each distribution plan shall be that amount as specified in the related Prospectus Part I under the section entitled "Summary of Essential Financial Information-Expenses-Trustee's Fee" and will include a fee to induce the Trustee to advance funds to meet scheduled distributions.

          (l) The sixth paragraph of Section 3.05 is hereby revoked and replaced by the following paragraph:

                      Unitholders desiring to receive semi-annual distributions and who purchase their Units prior to the Record Date for the second distribution under the monthly plan of distribution may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Unitholders desiring to receive semi-annual distributions and who purchase their Units prior to the Record Date for the first distribution may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Changes in the plan of distribution will become effective as of opening of business on the day after the next succeeding semi-annual Record Date and such distributions will continue until further notice.

          (m) Sections 8.02(d) and 8.02(e) are hereby revoked and replaced with the following:

               (d) distribute to each Unitholder of such Trust such holder's pro rata share of the balance of the Interest Account of such Trust;

               (e) distribute to each Unitholder of such Trust such holder's pro rata share of the balance of the Principal Account of such Trust; and

          (n) Section 1.01(1) and (3) shall be replaced in their entirety by the following:

          (1) "Depositor" shall mean Van Kampen Funds Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.

          (3) "Evaluator" shall mean American Portfolio Evaluation Services (a division of Van Kampen Investment Advisory Corp.) and its successors in interest, or any successor evaluator appointed as hereinafter provided.

         In Witness Whereof, Van Kampen Funds Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen Investment Advisory Corp., has caused this Trust Indenture and Agreement to be executed by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by its Secretary, its Assistant Secretary or one of its Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Vice Presidents, Assistant Vice Presidents or Assistant Treasurers; all as of the day, month and year first above written.

                                    Van Kampen Funds Inc.

                                    By  James J. Boyne
                                        Vice President, Associate General
                                        Counsel and Assistant Secretary

(Seal)
Attest:

By  Nicholas Dalmaso
    Assistant Secretary

                                    American Portfolio Evaluation
                                       Service, a division of Van Kampen
                                       Investment Advisory Corp.

                                    By  James J. Boyne
                                        President

(Seal)
Attest:

By  Nicholas Dalmaso
    Assistant Secretary

                                    The Bank Of New York

                                    By  Jeffrey Cohen
                                        Vice President

(Seal)
Attest:

By  Robert Weir
    Assistant Treasurer

                      Schedules to Trust Agreement

                     Securities Initially Deposited

       Insured Municipals Income Trust, 233rd Insured Multi-Series

(Note: Incorporated herein and made a part hereof as indicated below are the corresponding "Portfolio" of each of the Trusts as set forth in the related Prospectus Part I.)